As filed with the Securities and Exchange Commission on July 24, 2001
                                                    Registration No. 333-______
===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   -------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933
                                   -------------------------

                         TRIMBLE NAVIGATION LIMITED
           (Exact name of Registrant as specified in its charter)
                                   -------------------------

          California                                          94-2802192
          ----------                                          ----------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                          Identification Number)


                            645 North Mary Avenue
                         Sunnyvale, California 94088
                   (Address of Principal Executive Offices)
                                   -------------------------

                            1993 Stock Option Plan
                          (Full title of the plans)
                                   -------------------------

                              Steven W. Berglund
                     President & Chief Executive Officer
                         Trimble Navigation Limited
                            645 North Mary Avenue
                         Sunnyvale, California 94088
                   (Name and address of agent for service)

                               (408) 481-8000
          Telephone number, including area code, of agent for service
                                   -------------------------
                                  Copies to:
                            John B. Goodrich, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
Title of Each Class                          Proposed Maximum   Proposed Maximum
  of Securities to           Amount to be     Offering Price        Aggregate          Amount of
   be Registered             Registered(1)       Per Share       Offering Price    Registration Fee
---------------------------------------------------------------------------------------------------
Common Stock
   1993 Stock Option Plan       450,000           $17.9650(2)       $8,084,250(2)       $2,021.06
===================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1993 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Trimble Navigation Limited.

(2) Estimated solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low price reported by the Nasdaq National Market System on July 19, 2001.

===============================================================================

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     This registration statement is filed solely to register an additional 450,000 shares of the common stock of the registrant reserved for issuance under the registrant's 1993 Stock Option Plan.

     The registrant hereby incorporates by reference the contents of the following Registration Statements on Form S-8 relating to the registrant's 1993 Stock Option Plan: Registration No. 33-39647 dated April 2, 1991, Registration No. 34-57522 dated January 28, 1993, Registration No. 33-78502 dated May 3, 1994, Registration No. 33-91858 dated May 3, 1995, Registration No. 333-04670 dated May 3, 1996, Registration No. 333-28429 dated June 3, 1997, Registration No. 333-53703 dated May 27, 1998, Registration No. 333-84949 dated August 11, 1999, and 333-38264 dated June 1, 2000.

Item 8.  Exhibits.


     Exhibit
     Number
     ------
      5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
              Corporation
     10.59    1993 Stock Option Plan, as amended May 10, 2001
     23.1     Consent of Ernst & Young LLP, Independent Auditors
     23.2     Consent of Wilson Sonsini Goodrich & Rosati, Professional
              Corporation (Contained in Exhibit 5.1)
     24.1     Power of Attorney (See Page II-3)


                                  SIGNATURES
The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on July 24, 2001.



                                      TRIMBLE NAVIGATION LIMITED




                                      By:  /s/ STEVEN W. BERGLUND
                                           -----------------------------------
                                           Steven W. Berglund,
                                           President & Chief Executive Officer

                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven W. Berglund and Mary Ellen Genovese, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


        Signature                         Title                       Date
-------------------------   ----------------------------------   --------------
                            President, Chief Executive Officer
 /s/ STEVEN W. BERGLUND     (Principal Executive Officer) and
-------------------------   Director
   Steven W. Berglund                                             July 24, 2001

                            Vice President of Finance, Chief
                            Financial Officer, Corporate
                            Controller and Assistant Secretary
/s/ MARY ELLEN GENOVESE     (Principal Financial Officer and
-------------------------   Principal Accounting Officer)
  Mary Ellen Genovese                                             July 24, 2001


  /s/ ROBERT S. COOPER
-------------------------
    Robert S. Cooper        Director                              July 24, 2001


  /s/ JOHN B. GOODRICH
-------------------------
    John B. Goodrich        Director                              July 24, 2001


   /s/ WILLIAM HART
-------------------------
      William Hart          Director                              July 24, 2001


  /s/ ULF J. JOHANSSON
-------------------------
    Ulf J. Johansson        Director                              July 24, 2001


/s/ BRADFORD W. PARKINSON
-------------------------
  Bradford W. Parkinson     Director




                              INDEX TO EXHIBITS

     Exhibit
     Number                       Description
  ----------- -----------------------------------------------------------
       5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
              Corporation
      10.59   1993 Stock Option Plan, as amended May 10, 2001
      23.1    Consent of Ernst & Young LLP, Independent Auditors
      23.2    Consent of Wilson Sonsini Goodrich & Rosati, Professional
              Corporation (Contained in Exhibit 5.1)
      24.1    Power of Attorney (see Page II-3)
